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                                                                  EXHIBIT 10.6

                                CONTRACT OF SALE

     Contract of Sale (sometimes hereinafter referred to as "Contract" or "Agreement") dated June 28, 1996 between The Ground Round, Inc. ("Seller") as seller and Lone Star Steakhouse & Saloon, Inc. ("Purchaser") as purchaser of the "Ground Round" restaurants described on Schedule A hereto and related assets.

     SECTION 1 REAL AND PERSONAL PROPERTY BEING SOLD

     Seller agrees to sell and convey the Restaurants (as such term is defined in Section 1.4 below) to Purchaser and Purchaser agrees to purchase the Restaurants from Seller, for the purchase price and upon the terms and conditions herein set forth, which Restaurants consist of the following property:

     1.1 LAND

     With respect to the three (3) Restaurants identified as "fee" properties on Schedule A, the tracts of land described in Schedules 1.1(a) through 1.1(c) attached hereto and made a part hereof together with all rights, easements, and interests appurtenant thereto, including, but not limited to, any streets or other public ways adjacent to said real property and any water or mineral rights owned by or leased to Seller (all of such property being hereinafter referred to as the "Land").

     1.2 IMPROVEMENTS

     All improvements located on the Land, including the buildings, together with the number of parking spaces set forth on Schedule 1.2 and any and all amenities and other improvements located on the Land (all such improvements being hereinafter referred to as the "Improvements"). The Improvements shall also include any buildings owned by Seller on the Leaseholds (as such term is defined in Section 1.3 below). The Land and the Improvements are collectively referred to as the "Real Properties".

     1.3 LEASEHOLDS

     The tenant's interest in the leaseholds for the thirteen (13) Restaurants identified as "leaseholds" on Schedule A together with all rights, easements and interests appurtenant thereto (all of such leasehold interests being hereinafter referred to as the "Leaseholds").

     1.4 PERSONAL PROPERTY

     All personal property, fixtures and equipment presently owned by Seller which are located on or in the Real Properties or



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Leaseholds or used in connection with the operation and maintenance of the
Restaurants, including, without limitation, all HVAC systems, refrigerators and refrigeration systems; china, glassware, and silverware; engineering, maintenance and housekeeping supplies, including soap and cleaning materials; draperies, material, and carpeting; and other supplies of all kinds including such resupplies as shall occur and be made in a normal course of business, but excluding food, liquor, smaller items in existence on the Contract Date consumed in the ordinary course of business, uniforms, stationary and printing and "Ground Round" signage. All items included in the sale and marked with Seller's tradenames shall be modified by Purchaser to remove or paint over the tradenames. All items of personal property and fixtures and equipment referred to above which are included in the sale are the "Personal Property" and the Real Properties, Leaseholds and Personal Property are collectively the "Properties" or the "Restaurants".

     SECTION 2 BUSINESS ASSETS BEING SOLD

     In recognition of the fact that the value of the businesses as specified herein is dependent upon the use of each of the Properties as a restaurant, Seller hereby agrees to transfer to Purchaser at the Closing (as such term is defined in Section 3 below) the following items:

     2.1 GOVERNMENTAL PERMITS

     All rights of Seller and all governmental licenses and permits used in connection with the conduct of any business on the Properties to the extent assignable (collectively, "Government Permits"), including but without limitation, the license or licenses to sell alcoholic beverages in the Restaurants.

     2.2 OPERATING CONTRACTS

     All operating leases, executory contracts, service contracts, and repair agreements (collectively, "Operating Contracts") with respect to the Properties but only (i) if assignment is permitted by the terms thereof and (ii) to the extent Purchaser elects to assume one or more of the Operating Contracts.

     2.3 OTHER MISCELLANEOUS AND INTANGIBLE PERSONAL PROPERTY

     (a) All customer lists and records owned or possessed by Seller pertaining to the transaction of business at the Restaurants, together with the architectural plans provided that Seller may keep any original documents required by law in


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connection with the filing of Seller's tax returns or other governmental filings.

     (b) All other intangible property not described above owned by Seller or GR of Minn Inc. and used or useful in connection with the ownership and operation of the Restaurants, including, without limitation, contract rights, guarantees, warranties, and goodwill, but only to the extent that such are assignable by their own terms or under law but specifically excluding any rights to the trademark "Ground Round" (collectively the "Intangible Property").

     (c) All current sales records and information with respect to the Restaurants provided that Seller may keep any original documents required by law in connection with the filing of Seller's tax returns or other governmental filings.

     2.4 LEASEHOLDS

     The Leaseholds shall be assigned by Seller to Purchaser effective as of the Closing Date in form attached as Schedule 2.4 or the form required by the landlord provided such form is substantially similar to Schedule 2.4; provided that Seller shall proceed in good faith to comply with its obligations with respect to the Leaseholds under the terms of this Contract.

     SECTION 3 CLOSING

     The closing (the "Closing") of title hereunder in respect to the Restaurants and payment of the consideration thereof shall occur on or before the later of (i) forty-five (45) days after the Contract Date or (ii) five (5) business days after the issuance or approved assignments of the liquor permits as required under Section 13.4.1, subject only to the provisions relating to the extension of time to close. If not all of the liquor permits are obtained prior to the scheduled Closing Date, Purchaser agrees to close in two (2) separate groups of Restaurants as follows: the first eleven (11) Restaurants for which Purchaser obtains the liquor permits and all other conditions of this Contract are satisfied shall comprise the first group which shall close on the scheduled Closing Date or as soon as practicable thereafter; the second group shall consist of the balance of the Restaurants to be purchased hereunder which shall close within five (5) business days after the satisfaction of all closing conditions as to such Restaurants. If no Closing occurs on or before November 30, 1996 for any Restaurant or Restaurants because of a failure of condition hereunder after compliance by each of the parties with their respective obligations hereunder, this Contract may be terminated by either party as to the Restaurant or Restaurants which have not closed (or in its entirety if the first group of Restaurants has not closed) by that date upon written notice to the other given at any time


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after November 30, 1996 and thereafter neither party shall have any further liability for the Restaurants not purchased. For purposes of this Contract, each of the dates on which the two groups of Restaurants close shall be referred to as a "Closing" or "Closing Date". The Closing shall occur at the offices of Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York. The date on which Purchaser receives a fully executed copy of this Contract shall be the "Contract Date".

     At Closing, the Purchase Price as defined in Section 4 shall be delivered to Seller in the manner provided and title to each of the Real Properties and assignments of each of the Leaseholds, to the extent Purchaser has elected to purchase each of such Real Properties and Leaseholds pursuant to the terms hereof, together with all other documents to be delivered by Seller to Purchaser, shall be delivered and conveyed to Purchaser. Legal possession and physical occupancy of the Properties shall be given to Purchaser at 12:01 P.M. on the Closing Date.

     SECTION 4 PURCHASE PRICE

     4.1 GENERAL TERMS

     The purchase price ("Purchase Price") for the Restaurants shall be Sixteen Million Dollars ($16,000,000.00), subject to the adjustments as expressly provided in this Contract and shall be payable in the manner set forth herein.

     4.2 ALLOCATION OF PURCHASE PRICE

     The Purchase Price shall be allocated among the assets acquired by Purchaser as set forth on Schedule 4.2.

     SECTION 5 DEFAULT

     5.1 DEFAULT

     If the Closing fails to occur due to the default of either party, the non-defaulting party may have such remedies as provided in law or equity.

     SECTION 6 DUE DILIGENCE

     6.1 PHYSICAL INSPECTIONS. Purchaser may enter upon any of the Properties, on at least 24 hours' notice to Seller's resident manager of the Restaurant to be inspected, to perform such inspections and tests of the Restaurant, including, without limitation, all leased areas and structural and mechanical systems within the Improvements and the environmental condition of the land underlying the Improvements (provided Purchaser shall not drill test holes without Seller's prior written consent), as


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Purchaser shall, in its sole discretion, deem appropriate. Purchaser shall minimize interference with Seller's business.

     6.2 EXAMINE RECORDS. Purchaser and Purchaser's accountants may examine and copy any and all books and records maintained by Seller or its agents relating to the ownership and operation of the Restaurants (the "Records") for the three
(3) most recent full calendar years and the current calendar year.

     SECTION 7 TERMS OF LEASEHOLDS

     Purchaser shall be entitled to contact the landlords of the Leaseholds identified on Schedule 7 (the "Renegotiated Leaseholds") in order to obtain a written amendment modifying the terms of such Leaseholds as of the Closing Date so as to have terms acceptable to Purchaser.

     To the extent Purchaser is unable to obtain such modifications, Purchaser may either accept the Renegotiated Leaseholds "as is" or, notwithstanding
Section 12.12, elect to terminate this Contract as to not more than two (2) of the Renegotiated Leaseholds for which Purchaser is unable to obtain modifications and receive a credit against the Purchase Price in an amount equal to the portion of the Purchase Price allocated in Schedule 4.2 to the Renegotiated Leaseholds not being assumed by Purchaser provided that Purchaser may not terminate this Contract with respect to both the Poughkeepsie, NY and Rochester (Greece), NY Restaurants, i.e., Purchaser may terminate as to either of such locations but not both.

     Seller shall execute all assignment and modification documents ("Assignment Documents") reasonably requested by the landlords to confirm the transfer of the Leaseholds and the modification of the Renegotiated Leaseholds.

     SECTION 8 TITLE COMMITMENT AND SURVEY

     8.1 TITLE

     8.1.1 TITLE TO THE PROPERTIES. Purchaser shall arrange for the delivery to Purchaser, at Purchaser's sole cost and expense, of title commitments, dated on or after the Contract Date (the "Title Commitments"), issued by a title company of Purchaser's choice (the "Title Company") (a) committing to issue to Purchaser an American Land Title Association ("ALTA") (or local equivalent) owner's policy of title insurance in the amount of the allocated Purchase Price for the Real Properties and an ALTA leasehold policy of title insurance in the amount of the allocated Purchase Price for the Leaseholds, showing fee simple title to each of the Real Properties and leasehold title to each of the Leaseholds, in Seller, and such endorsements and affirmative insurance requested by Purchaser to deliver good and


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marketable title in accordance with the terms of this Contract and (b)
containing true and correct copies of all documents, whether recorded or unrecorded referred to in the Title Commitments. Purchaser shall order the Title Commitments within five (5) business days of receipt of evidence of Seller's lenders' consent to this transaction.

     8.1.2 TITLE TO PERSONAL PROPERTY. At Closing, Seller shall warrant that Seller has good title to the Personal Property.

     8.1.3 CONTRACT RIGHTS. At Closing, Seller shall warrant to Purchaser that Seller has good title to the Operating Contracts to be assumed by Purchaser and the Intangible Properties that Seller has no knowledge of any material defect or unmerchantable title thereto, and that Seller has not created or suffered any lien, encumbrances, attachment, security interest, or other outstanding interest or right that would diminish, affect, or reduce title thereto.

     8.1.4 DEFECTS OF TITLE AND CURE. In the event the Title Commitments disclose any matters which render title unmarketable or which do (or could in the future) materially interfere with the current use or operation of any of the Restaurants, Purchaser shall notify Seller promptly of any such items. Seller then shall have the right for a period of thirty (30) days to take all reasonable steps to cure or remove such matters of record that have been objected to by Purchaser, provided, however, that Seller shall have no obligation to commence litigation or spend in excess of $100,000 per Property or $500,000 in the aggregate to cure such matters except that Seller shall cure and the Purchase Price may be used at Closing to satisfy all monetary liens created or suffered by Seller. Any items not objected to by Purchaser are the "Permitted Exceptions". The failure to record the Leasehold Documentation for a Leasehold because of an express provision in the lease prohibiting recordation or landlord's refusal to execute the Leasehold Documentation in recordable form shall not be a defect provided Seller requests that the landlord so execute.

     8.1.5 DEFECTS OF TITLE - TERMINATION. If, at the expiration of said thirty
(30) day period, Seller shall then be unable to convey good or marketable title free and clear of all such encumbrances and defects or obtain affirmative insurance that Purchaser shall not suffer loss or damage because of the encumbrance or defect, Purchaser, nevertheless, may (i) elect to accept such title as Seller may be able to convey, with a credit against the monies payable at the Closing equal to the reasonably estimated costs to cure the same up to $100,000 per Property or $500,000 in the aggregate, but without any other credit or liability on the part of Seller, (ii) terminate this Contract as to the non-complying Property or Properties and receive a credit


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against the Purchase Price for the amount allocated to that Restaurant or
Restaurants on Schedule 4.2, or (iii) if Seller is unable to convey title to three (3) or more Properties in accordance with the terms hereof, then Purchaser may terminate this Contract in its entirety.

     8.2 UCC SEARCH

     Seller at Seller's sole expense, shall be responsible for obtaining a UCC search of the records of the local and state offices pertaining to Seller and Properties. Seller warrants to discharge any liens or encumbrances at Closing.

     8.3 SURVEYS

     No later than twenty (20) days after the Contract Date, Seller will deliver to Purchaser, at Seller's sole cost and expense, a print of an as-built survey of each of the Restaurants (the "Surveys"). Prior to Closing, the Surveys will be updated, will be certified by the surveyor to have been prepared in accordance with minimum detail requirements of the ALTA land survey standards (or local equivalent), and will be recertified to the Title Company, Purchaser and Purchaser's lender(s), if any. In the event the Surveys show any encroachment over a lot line, a prohibited encroachment over any easement, or any other matter that, renders title unmarketable or does (or could, in the future) materially interfere with the current use or operation of the particular Property or render the fee or leasehold title thereto unmarketable, such matter shall be considered a defect of title hereunder unless the Title Company will affirmatively insure that Purchaser shall suffer no loss or damage as a result of the matter in question.

     8.4 NON-DISTURBANCE AGREEMENTS

     After receipt by Purchaser of the Title Commitments for the Leaseholds, Purchaser shall notify Seller to the extent it requires Seller to request non-disturbance agreements for any Leasehold.

     SECTION 9 SELLER'S DELIVERIES

     Seller shall deliver the following within ten (10) business days of the Contract Date (unless a different time period is expressly referred to with respect to a specific item):

     9.1 PLANS

     Copies of all environmental condition reports, engineering and architectural plans and specifications, drawings, soil reports, studies, certificates of occupancy, and surveys


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relating to the construction of each of the Restaurants in Seller's possession or control.

     9.2 TAXES

     Copies of the bills issued for the three (3) most recent years for which bills have been issued for all real estate taxes and personal property taxes and with copies of any and all notices pertaining to real estate taxes or assessments applicable to each of the Restaurants.

     9.3 CONTRACTS

     Copies of all leasing, maintenance, repair service, pest control, and supply contracts (including without limitation janitorial, elevator, scavenger, laundry, and landscaping agreements) and any other contracts or agreements relating to or affecting the Restaurants that will be binding upon the Restaurants or Purchaser subsequent to Closing, all as amended. Purchaser shall notify Seller within ten (10) business days of receipt of the Operating Contracts delivered pursuant to this Contract if it elects to assume any of such Contracts. If no notice is given by Purchaser, the Operating Contracts shall not be assumed.

     9.4 LICENSES

     All licenses of Seller for the benefit of the Restaurants or of third parties burdening the Restaurants other than Ground Round trademarks.

     9.5 UTILITY DEPOSITS

     A list of deposits held by the providers of utilities to the Restaurants.

     9.6 HISTORICAL CAPITAL EXPENDITURE BUDGETS

     A summary of all capital expenditures made by Seller during last three (3) years.

     9.7 LEASEHOLD ITEMS

     Copies of all inspection reports, deficiency letters, improvement requirements, default notices and similar communications received or sent by Seller in connection with the Leaseholds during the past twenty-four (24) calendar months and shall promptly deliver to Purchaser such communications received by Seller on or after the Contract Date.


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     9.8 MISCELLANEOUS RESTAURANT ASSETS

     A complete listing of all miscellaneous Restaurant assets having a value of $1,000 or more on or before the Closing.

     9.9 LANDLORDS' ESTOPPELS

     Seller shall provide Purchaser with estoppel letters from all landlords under the Leaseholds or Personal Property and from the fee owner at the Wilmington, Delaware Restaurant, to be furnished not less than fifteen (15) days prior to Closing. The Leasehold estoppels shall be in the form attached as
Schedule 9.9 or in the landlord's or fee owner's form provided such form is substantially similar to Schedule 9.9.

     9.10 PAYROLL SUMMARY

     A list of all employees presently employed by Seller or by the managers of the Restaurants with respect to the Properties, except those employees being retained by Seller for other business, indicating, in each case, the name of each such employee, the position occupied by such employee, such employee's rate of compensation and any agreement relating to any increase thereof or bonus to be paid to such employee, term of employment, contract agreement, if any, and any other relevant information with respect to such employee.

     9.11 TITLE REPORT

     A copy of the most recent title report in Seller's possession for each of the Properties.

     9.12 CASUALTY INSURANCE

     A schedule of casualty insurance in place with respect to each of the Properties.

     9.13 MISCELLANEOUS LEASEHOLD ITEMS

     Copies of all correspondence, non-disturbance agreements, prior estoppels and other miscellaneous documents with respect to the Leaseholds and contained in Seller's files.

     SECTION 10 SELLER'S REPRESENTATIONS, WARRANTIES, AND COVENANTS

     10.1 GENERAL TERMS

     In order to induce Purchaser to purchase the Restaurants and to consummate the other transactions contemplated herein, Seller hereby represents and warrants to Purchaser that the following are true statements as of the date hereof and


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agrees that the following shall be true statements as of the Closing.

     10.2 DUE AUTHORIZATION

     The performance of this Contract and the transactions contemplated hereunder by Seller and each officer of Seller have been duly authorized by all necessary action on the part of Seller and by its shareholders and board of directors, and this Agreement is binding on and enforceable against Seller in accordance with its terms. Seller shall simultaneously with the execution of this Contract and immediately prior to the Closing Date, furnish Purchaser with certified resolutions evidencing that Seller's officers have been duly authorized to enter into and perform this Contract on behalf of Seller and the transactions contemplated hereunder. Except as set forth in the side letter dated the date hereof, no further consent of any shareholder, subtenant, creditor, investor, judicial or administrative bonds, governmental authority, or other party to such execution, delivery, and performance is required.

     10.3 AUTHORITY AND CAPACITY

     Seller warrants that Seller is the sole owner of the Real Properties in fee simple and the sole owner of the Leaseholds and has the right and power to enter into this Contract and to carry out the terms hereof. All persons signing as Seller agree to execute Seller's deeds and assignments required hereunder.

     10.4 FOREIGN ENTITY STATUS

     At the Closing, Seller shall deliver to Purchaser such documents as may be required by the Internal Revenue Service pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto certifying as to the non-foreign status of Seller.

     10.5 NO CONFLICTS BY CONSUMMATION OF AGREEMENT

     Seller represents that neither the execution of this Contract nor the consummation of the transactions contemplated hereby will (a) result in a breach of, default under, acceleration of, or imposition of any lien or encumbrance against the Restaurants under any agreement to which Seller is a party or by which Seller or the Properties (or any portion thereof) are bound or (b) violate any restriction, court order, judgment, law, regulation, charter, bylaw, instrument, or agreement to which Seller or the Properties (or any portion thereof) are subject.


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     10.6 NO UNDISCLOSED INTEREST

     To the extent any of the Real Properties are comprised of more than one parcel, such parcels are contiguous with respect to the respective Restaurant. Seller neither owns nor leases nor has any other interest in any real property adjoining, adjacent, or otherwise connected with the operation of the Properties.

     10.7 NO UNTRUE STATEMENT

     The representations and warranties of Seller contained herein, in the Schedules and the other deliveries made simultaneously herewith were true in all material respects when made and are, or as to deliveries to be made after the Contract Date, will be true in all material respects at the Closing or such later date and Seller shall deliver to Purchaser a certificate dated the Closing Date signed by the President of Seller to that effect and indicating any material changes.

     Seller shall notify Purchaser promptly if Seller becomes aware of any transaction or occurrence prior to the Closing Date which would make any of the covenants, representations, and warranties of Seller contained herein not true in any material respect with the same force and effect as if made on and as of the date on which Seller becomes aware of such transaction or occurrence.

     10.8 FURTHER ASSURANCES

     The parties hereto agree to execute, acknowledge, deliver, and record such certificates, amendments, instruments, and documents and to take such other action as may be necessary to carry out the intent and purposes of this Agreement.

     10.9 NO FURTHER ENTRANCE INTO BINDING AGREEMENTS

     Seller will not enter into any new Operating Contracts or agreements of any kind (whether written or oral) affecting any Properties or cancel, modify, or renew any existing Operating Contracts without Purchaser's prior written consent unless such Operating Contract shall be terminable on or before the Closing.

     10.10 CONTINUED OPERATION

     Seller shall continue to operate and manage the Restaurants, maintaining present services (including pest control), shall maintain the Restaurants in good repair and working order; shall keep on hand sufficient materials, supplies, equipment, and other personal property for the operation and management of the Restaurants; and shall maintain in full force and effect and make all payments, and perform, when due, all of Seller's obligations under the Operating Contracts to be assumed


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by Purchaser, the Governmental Permits, and all mortgages, restrictions, and other agreements affecting or relating to the Restaurants and otherwise in accordance with applicable laws, ordinances, rules, and regulations affecting or relating to the Restaurants. Seller shall deliver the Restaurants at Closing in substantially the same condition as on the Contract Date, reasonable wear and tear excepted. Except as otherwise provided herein, Seller shall terminate, as of the Closing Date, those of the Operating Contracts that by their terms are not assignable or those which Purchaser has elected not to assume. None of the Personal Property or fixtures shall be removed from the Properties unless replaced by personal property or fixtures of equal or greater utility value.

     10.10.1 REPAIRS AND MAINTENANCE. All repairs and replacements necessary to maintain the Properties in their current condition will be made in the regular course of business up to the Closing Date at the expense of Seller.

     10.10.2 PERSONAL PROPERTY. Each Restaurant has and will at Closing have in place HVAC and refrigeration systems as well as all other equipment and fixtures in good working order sufficient to maintain and operate a full service restaurant, said HVAC and refrigeration systems and other equipment and fixtures to be maintained in accordance with all applicable laws and regulations, including, without limitation, local health code regulations with respect to proper temperature maintenance of said equipment. To the knowledge of Seller, there are no major structural, electrical or mechanical defects with respect to any of the Restaurants.

     10.10.3 TAXES. Seller is current in the payment of all taxes affecting the Properties or operation thereof and Seller shall continue to make timely payments of all such taxes when due.

     10.10.4 INSURANCE. Seller carries insurance upon or in connection with the Properties of the kind customarily maintained and in the amounts as required by any mortgagee, and said insurance is in full force and effect on the date hereof and no notices of cancellation or suspension have been received with respect thereto.

     10.11 LICENSES AND PERMITS

     10.11.1 Seller owns and holds all licenses, permits, certificates, concessions, franchises, rights, approvals, and other authorizations (collectively the "Permits"), all unencumbered and subject to no challenge or revocation, as are required to carry out and conduct the business carried out and conducted at the Restaurants and each and every aspect thereof and to own, use, and operate the business thereon carried on and


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conducted; and all such Permits will pass to Purchaser at Closing without creating the right of termination or revocation on the part of any third party granting such Permit. With respect to the Properties and their use and operation, Seller is not obligated or under any liability to make any payments by way of royalties or fees or otherwise pursuant to any license, royalty, franchise, or other agreement to any owner of, licensor of, or claimant to a patent, trademark, trade name, copyright, or other intangible asset with respect to the use thereof or in connection with the conduct of its business or otherwise and except for payments under the Leasehold Documentation (as such term is defined in Section 10.13.1). All such Permits are listed on Schedule 10.11.1.

     10.11.2. Seller will execute and, where necessary, Purchaser will join in the execution of all applications and instruments required in connection with the transfer of the Permits in order to transfer the benefits of the Permits to Purchaser on the Closing Date to the extent a Permit is transferable. Seller shall preserve in force all existing Permits and shall timely file proper applications for renewal of any Permit expiring prior to the Closing Date. If any such Permit shall be suspended or revoked, Seller shall promptly so notify Purchaser and shall take all measures necessary to cause the reinstatement of such Permit without any additional limitation or condition.

     10.11.3 Seller holds valid licenses under local law permitting the sale of alcoholic beverages and all permits as are required in order for Seller to sell alcoholic beverages on the Properties in the places and in the manner in which Seller has heretofore sold such alcoholic beverages.

     10.12 CONTRACTS

     Other than the Leasehold Documentation, there are no service contracts, maintenance contracts, or any other contracts, or any other contracts or agreements in connection with the operation of the Real Properties or Personal Property which shall survive Closing, and there are no actions pending or, to Seller's knowledge, threatened between Seller, as landlord, and any tenant on the Real Properties, to reduce any of their rentals.

     10.13 LEASES

     10.13.1 Annexed hereto as Schedule 10.13.1 is a list of all of the documentation constituting the Leaseholds including without limitation, the lease, amendments and agreements relating thereto, and all assignments thereof (the "Leasehold Documentation"), true and complete copies of which Documentation have been delivered to Purchaser prior to execution of this Contract. The Documentation (i) has not been modified, amended, supplemented or


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changed in any manner, (ii) and the Leaseholds are valid, binding, and in full force and effect. No written notice of any default has been given by any of the landlords under the Leaseholds which default remains uncured and no non-monetary defaults on the part of Seller or any other party thereto the cure for which will cost more than $10,000 exist under the Leaseholds; all rent and additional rent and other payments under the Leaseholds, including, without limitation, fixed payments and percentage payments, have been paid to date. There are no other modifications or agreements relating to the Leaseholds not heretofore delivered to Purchaser. Except for the Friendly's Sublease at the Philadelphia (Red Lion) Restaurant (see Section 10.14), there are no subleases or tenancies. Seller shall deliver to Purchaser at the Closing and thereafter all reports, statements, and financial information necessary or appropriate to enable Seller to calculate rent, additional rent and other sums payable to the landlords, and otherwise to file required financial and other statements pursuant to the Leasehold Documentation. The security deposits listed on Schedule 10.13.1 are true and correct and have not been used by the landlords under the Leaseholds to cure any defaults by Seller.

     10.13.2 To the extent required by the Leasehold Documentation, Seller shall diligently use all reasonable efforts to obtain the approval from the landlords thereunder for the assumption of the existing Leaseholds or the issuance of a new lease agreement directly with Purchaser provided any such new lease shall be on terms substantially similar to the present terms.

     10.13.3 There are no outstanding requirements or recommendations by any insurance company issuing a policy with respect to the Properties or by any board of fire underwriters or by any other bodies exercising similar functions requiring or recommending any repair or ameliorative work to be done in, at, or about the Restaurants.

     10.14 SUBLEASES AND TENANCIES. There are no subleases or tenancies (collectively "Tenancies") under the Leaseholds except for the sublease for a Friendly's Restaurant ("Friendly's") at the Philadelphia (Red Lion), PA location granted by that certain Sublease Agreement dated September 9, 1981 (the "Friendly's Sublease"):

     10.14.1 The Friendly's Sublease is in full force and effect and has not been modified, amended, or extended.

     10.14.2 No renewal or extension options have been granted to Friendly's except as set forth in the Friendly's Sublease.

     10.14.3 There are no other agreements with Friendly's which will be binding on Purchaser.

     10.14.4 The rent under the Friendly's Sublease is being collected on a current basis and there are no arrearages in excess of ten (10) days.

     10.14.5 Friendly's is not entitled to rental concessions or abatements for any period subsequent to the scheduled date of closing.

     10.14.6 There are no material defaults by either party under the Friendly's Sublease.

     10.14.7 There are no security deposits for the Friendly's Sublease other than those set forth in such Sublease.

     10.15 EMPLOYEE-RELATED REPRESENTATIONS

     10.15.1 There are no labor disputes pending or threatened, and Seller has no knowledge or reason to believe such disputes are threatened.

     10.15.2 There are no collective bargaining agreements covering persons employed at the Restaurants.

     10.16 NO OUTSTANDING LITIGATION OR OUTSTANDING CONFLICTS

     Seller represents and warrants that there are no suits, arbitration proceedings, other proceedings, or governmental investigations pending against it or, to the knowledge of Seller, threatened that adversely and materially affect its right or ability to enter into this Contract or to consummate the sale of the Restaurants in accordance with the terms of this Contract, or that materially affect the Restaurants except as set forth on Schedule 10.16.

     10.17 EMINENT DOMAIN/CONDEMNATION ACTIONS

     Seller represents and warrants that, there are no pending condemnation actions of any nature with respect to the Restaurants that would materially impair the economic viability of any of the Restaurants, and Seller has not received any notice of any such threatened or contemplated condemnation actions.

     10.18 TITLE MATTERS

     Seller has good and marketable title to the Personal Property and all Personal Property has been fully paid for.

     10.19 MORTGAGES AND BANKRUPTCY

     All mortgages encumbering the Real Properties are in good standing, and Seller shall keep all such mortgages in good standing through the Closing Date.

     There are no other liens, attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy pending against Seller or contemplated by Seller, and to the knowledge of Seller no such action has been threatened against it.

     10.20 ZONING

     The Properties and the current operation of the Restaurants comply in all material respects with all zoning and use laws and regulations.

     Except as required by law, Seller shall not seek or consent to any amendment to any Permit or Government Permit that would alter the existing permissible uses of the Restaurants or any part thereof.

     Seller has not made nor shall Seller make any applications before any zoning board or commission seeking to modify or change the present zoning of the Real Properties.

     10.21 ENVIRONMENTAL CONDITIONS

     Except as disclosed in Schedule 10.21: (i) to the knowledge of Seller, no Hazardous Substances (as hereinafter defined) have been released, treated, stored or disposed of, or otherwise deposited in or on, or migrated to, any of the Properties, including without limiting the generality of the foregoing, the surface waters and subsurface waters of the Properties; (ii) to the knowledge of Seller there are no substances or conditions (including asbestos or asbestos-containing materials) in or on the Properties or any other parcels which may materially adversely affect the Properties or use thereof or which would be reasonably likely to support a claim or cause of action under any existing federal, state or local environmental statute, regulation, ordinance or other environmental regulatory requirement (hereinafter collectively called "Applicable Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended 42 U.S.C. ss.ss.6901 et seq. and the Resource Conservation and Recovery Act ("RCRA"), as amended, 42 U.S.C. ss.ss.6901 et seq., which terms shall also include, whether or not included in the definitions contained in Applicable Environmental Laws, petroleum, solvents, or polychlorinated biphenyls; (iii) there are no underground tanks at the Properties and no part of any of the Properties constitutes "wetlands"; (iv) there are no liens under Applicable Environmental Laws affecting the Properties and no government actions have been taken or, to the knowledge of Seller, are in process, which could subject any portion of the Properties to such liens. As used herein, "Hazardous Substances" shall mean any hazardous materials, hazardous waste, hazardous and toxic substances, pollutants and contaminants, as those terms are defined by any Applicable Environmental Laws. For purposes of this Section 10.21, Hazardous Substances shall not include
(x) substances properly used by Seller in the ordinary maintenance of the Properties, and (z) petroleum released in de minimis amounts and typically associated with the use of portions of the Properties for driving and parking motor vehicles. For the purposes of this subsection, only the knowledge of Seller's officers and regional managers shall be imputed to Seller. Any suit or action by Purchaser against Seller with regard to a breach of the representations in this Section 10.21 must be commenced within three (3) years after the Closing Date.

     10.22 VIOLATIONS

     Seller shall cure all violations of record of any governmental agency having jurisdiction including any violations issued under the Americans with Disabilities Act and shall deliver the Restaurants free of all violations of record provided that if Purchaser files alteration plans with the local municipality for any Restaurant which filing causes the municipality to inspect the Restaurant for which the plans were filed prior to Closing and such inspection results in the filing of a violation prior to Closing, then Seller shall not be required to cure the violation if the filed plans that provide Purchaser will be replacing, repairing or otherwise curing the item cited.

     10.23 LIMITATIONS ON SELLER'S REPRESENTATIONS, WARRANTIES, AND COVENANTS

     Purchaser acknowledges that except as otherwise expressly set forth in this Contract, Purchaser is acquiring the Restaurants "as is".

     10.24 SURVIVAL OF CONTRACT

     All warranties, representations and covenants of Seller made in this Contract shall survive the Closing provided that, except as provided in Section 10.21, any action or suit must be commenced by Purchaser within eighteen (18) months after the Closing Date.

     10.25 NON-COMPETITION

     Seller covenants and warrants that it and its affiliates, and their successors and assigns, shall not, in any capacity, including, without limitation, as owner, shareholder, director, agent, employee, consultant, advisor, investor, or partner, operate, in any capacity, either directly or indirectly, including, without limitation, as owner, lessor, lessee, manager, franchisor, or franchisee any type of restaurant, bar or saloon within five (5) miles from any of the purchased Restaurants, for a period of five (5) years from the Closing Date.

     Seller and Purchaser believe that the restrictions contained in this Section are reasonable. However, in case any one or more of the provisions of this Section shall be invalid, illegal or unenforceable in any respect, any such provision shall be ineffective to the extent of such invalidity, illegality or unenforceability and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected thereby.

     Seller recognizes that Purchaser will suffer irreparable damage if the terms of this restriction are violated and that it will be difficult, if not impossible, to compute Purchaser's actual damages resulting from such violation. Therefore, in addition to any other rights and remedies which Purchaser may have under this Contract or otherwise, Purchaser and any Successor (as hereinafter defined) shall have the right to have the provisions of this Section specifically enforced by a court having equity jurisdiction and the right to require Seller to account for and pay over to Purchaser all profits and payments derived or received by Seller as a result of Seller's breach of this Section. For purposes of this Section, "Successor" means any direct or indirect assignee or transferee of Purchaser to this Contract, any successor to Purchaser including, without limitation, any successor by merger or consolidation or by acquisition of all or substantially all of the assets, property, or business of Purchaser.

     10.26 OWNERSHIP OF DECATUR RESTAURANT

     Seller represents that Ground Round Holdings Inc. owns title to the Decatur, IL Restaurant, and that such title holder is a wholly owned subsidiary of Seller. By its signature below, such subsidiary joins in all warranties, representations and covenants of Seller and shall be deemed a party to this Contract for all purposes relating to the Decatur Restaurant. Seller unconditionally guarantees all of such subsidiary's obligations under this Contract.

     SECTION 11 REPRESENTATIONS AND WARRANTIES OF PURCHASER

     11.1 GENERAL TERMS

     In order to induce Seller to sell the Restaurants and to consummate the other transactions contemplated herein, Purchaser hereby represents and warrants to Seller that the following are true statements as of the date hereof and agrees that the following shall be true statements as of the Closing. The representations, warranties and covenants of Purchaser herein shall survive the Closing but any action or suit must be commenced by Seller within eighteen (18) months after the Closing Date.

     11.2 DUE ORGANIZATION

     Purchaser is duly organized, validly existing, and in good standing under the laws of the state of its formation, and has all requisite power and authority to execute this Contract and the documents referred to herein to be executed by Purchaser. Prior to the closing, Purchaser shall have taken all actions required for the consummation of the transaction contemplated by this Contract or any document delivered or to be delivered in connection with this Contract.

     At Closing, if this Contract is assigned to a subsidiary corporation or limited liability company, the assignee will be duly organized, validly existing, in good standing under the laws of a State chosen by Purchaser and authorized to enter into the transactions contemplated by this Contract.

     11.3 NO CONFLICT

     Neither the execution, delivery, and performance of this Contract or any other agreement contemplated hereunder nor the carrying out by Purchaser of the transactions contemplated hereby or thereby will conflict with, result in a breach of, constitute a default under, or accelerate the maturity of (a) any applicable provisions of Purchaser's charter or by-laws or other governing instrument, (b) any applicable legal requirements, or (c) any other agreement, indenture, or instrument to which Purchaser is a party or by which Purchaser is or may be bound or affected. No consent of any third party is required in order for Purchaser to enter into this Contract or any other agreement contemplated hereunder or for Purchaser to carry out the transactions contemplated hereby or thereby.

     11.4 NO PENDING LITIGATION

     The individuals and the entity comprised by Purchaser represent and warrant that as of the Contract Date, there are no suits, arbitration proceedings, other proceedings, or governmental investigations that are pending against them or to their knowledge threatened that adversely and materially affect their right or ability to enter into this Contract or to consummate the purchase of the Restaurants in accordance with the terms of this Contract.

     11.5 ALTERATION PLANS

     Purchaser may file alteration plans for the Restaurants with any municipal office prior to the Closing Date but shall not cause a permit to be issued until after the Closing. Purchaser shall deliver a copy of all filed plans to Seller.

     SECTION 12 PRORATIONS AND ADJUSTMENTS

     12.1 ACCOUNTS PAYABLE

     All accounts receivable arising out of the operation of the Restaurants from and after the date of Closing shall belong to Purchaser. Purchaser assumes no responsibility or liability for any accounts payable, obligations, or indebtedness of Seller or the Restaurants, except those obligations assumed by Purchaser hereunder, and Seller shall hold Purchaser harmless and indemnify Purchaser from any claim by any party relating to any accounts payable, obligation, or indebtedness of any nature that was incurred prior to the Closing except those obligations assumed by Purchaser.

     12.2 LIABILITIES NOT ASSUMED

     The purchase and sale of the Restaurants shall be a transfer of assets only, and no liabilities or obligations of Seller, whether incurred prior to or after the date hereof, shall be assigned by Seller or assumed by Purchaser, with the exception of the following: any liability under the Leaseholds and Operating Contracts actually assumed by Purchaser, relating to obligations arising from and after the Closing Date. Except as specifically provided herein, Purchaser shall not be responsible for any liabilities arising from acts or omissions of Seller prior to the Closing Date, even though the claim with respect thereto may be brought after the Closing Date.

     12.3 RENTS

     Base Rents, additional rents and other charges payable under the Leaseholds shall be prorated as of midnight of the day prior to the Closing Date. To the extent any percentage rent or other additional rent or charges are payable in arrears, then Seller shall deliver satisfactory documentary evidence of the calculation of such additional rent, the parties shall apportion such amount based on the amounts due as of midnight of the date prior to the Closing Date and Seller shall deliver to Purchaser all documentation and affidavits required under the terms of the Leasehold Documentation or reasonably required by Purchaser in connection therewith.

     12.4 UTILITIES

     Seller shall be responsible for all water, sewer, and all other utility charges through the date prior to Closing hereunder, and Seller will use its best efforts to have meters for such utility services read on the Closing Date and thereafter Purchaser shall be responsible for such utility services in its own name commencing with the Closing Date and thereafter. Seller agrees not to terminate utility services. All deposits ("Utility Deposits") held by utility providers, including the provider of telephone service, shall not be adjusted, but shall become the property of Purchaser because the amounts of the Utility Deposits are included in the Purchase Price provided however any charges for utilities which are prepaid shall be adjusted. If any of the Utility Deposits are refunded to Seller, then the amount of said deposit shall be credited or paid to Purchaser.

     12.5 REAL ESTATE AND PERSONAL PROPERTY TAXES

     Real estate taxes, personal property taxes, and assessments shall be prorated to the date of Closing, using the last available tax bill. Accrued general real estate, personal property, and ad valorem taxes for the current year shall be prorated on the basis of actual bills therefor, if available prior to closing. If such bills are not available, then such taxes shall be prorated on the basis of one hundred three percent (103%) of the most currently available information for the Real Properties and promptly reprorated upon the issuance of final bills therefor (and any amounts due from one party by reason of such reproration to the other shall be paid in cash at that time). Prior to or at Closing, Seller shall pay or have paid all such bills that are due and payable prior to or on the Closing Date and shall furnish evidence of such payment to Purchaser and the Title Company.

     12.6 SALES TAXES

     There shall be no apportionment with respect to sales tax charged to customers of the Restaurants subject to such taxes. After the Closing, Seller shall file final sales and occupancy tax returns with the appropriate taxing authority and pay to the appropriate taxing authority sales charged to customers and others during the period of time prior to the Closing Date.

     12.7 PAYROLL

     Seller will pay all employees for all services performed through 12:01 A.M. of the date of Closing, together with all contributions to welfare, pension, fringe benefit, and other such programs required to be made on their behalf, and the employer's share of payroll taxes, social security, unemployment compensation taxes, and disability insurance incident to such salaries, wages, or other benefits. Seller shall terminate all employees of the Restaurants on or prior to Closing and shall be solely responsible for all payments and claims incurred in connection therewith. Purchaser shall have the right but not the obligation to hire those of Seller's employees who are not retained by Seller in other businesses.

     12.8 TELEPHONE CHARGES

     Purchaser and Seller shall obtain and determine all telephone charges applicable to the telephone system in use at the Restaurants, and Seller shall execute any and all forms required in order to transfer the existing telephone numbers, and any and all rights thereto, to Purchaser.

     12.9 LEASE SECURITY DEPOSITS

     All security deposits on Schedule 10.13.1 shall not be adjusted but shall become the property of Purchaser, subject to the terms of the Leaseholds, because the amount of such deposits are included in the Purchase Price.

     12.10 PREPAID DEPOSITS

     All prepaid amounts under Operating Contracts actually assumed by Purchaser shall be adjusted.

     Three (3) business days before the Closing Date, Seller shall provide Purchaser with a complete schedule (the "Reservation Schedule") of post-closing customer reservations, which Reservation Schedule shall list (a) the party for whose benefit the reservation was made and the date and time therefor; (b) the amount of any other deposits made for advance banquets and/or future services to be provided after the Closing Date. Purchaser may elect to receive a credit for such deposits and arrange with the depositor for the banquets or other service. If Purchaser does not so elect, Seller shall refund such deposits and pay all claims or damages related thereto. Seller shall accept no reservations or deposits for services to be rendered after the Closing Date.

     12.11 VENDING MACHINES

     All revenues from vending machines and commissions, if any, payable by the telephone company in respect of public telephones in the Properties and long distance telephone calls made from the Properties shall accrue to the benefit of Purchaser for periods after the Closing and to Seller for the periods prior to the Closing.

     12.12 PURCHASER'S WAIVER AND TERMINATION RIGHT

     Purchaser may waive any failure of a particular Restaurant to comply with the terms of this Contract only in writing. In addition to any right of Purchaser to terminate this Contract in its entirety (including, without limitation, the right arising because of the inability of Seller to obtain the consents and estoppels of the landlords under the Leaseholds or the failure to obtain liquor permits), Purchaser may also terminate this Contract with respect to a certain Restaurant or Restaurants only, if such Restaurant does not comply with the terms of this Contract or Purchaser otherwise is entitled to terminate this Contract and Purchaser shall receive a credit against the Purchase Price for the amount allocated on Schedule 4.2 to the terminated Restaurant or Restaurants provided that Purchaser may not terminate this Contract as to more than five (5) Restaurants in the aggregate because of the failure to obtain either liquor permits or landlord consents and estoppels. If either the liquor permits or the landlord consents and estoppels are not obtained for more than five (5) Restaurants, Purchaser may (i) only terminate as to five (5) of such Restaurants of its choice and waive the failure of the balance to comply or (ii) terminate this Contract in its entirety.

     SECTION 13 CLOSING DOCUMENTS AND PROCEDURE

     Not later than twenty (20) days prior to the Closing, the parties shall deliver copies of certain documents, set forth below, to the other parties as specified; the original of said documents shall be executed and delivered at the Closing together with such other documents as are contemplated by this Contract.

     13.1 TITLE DEED

     Special warranty deeds for all of the Real Properties (except for the New York Restaurant which shall be a bargain and sale deed with covenant) in recordable form, executed by Seller, conveying the Real Properties to Purchaser free and clear of all claims, liens, and encumbrances except for the Permitted Exceptions and items approved by Purchaser. Any action or suit on any covenant contained in the deed must be commenced within eighteen (18) months after the Closing Date.

     13.2 LEASE ASSIGNMENTS

     Warranty assignments in the form required under Section 2.4 executed by Seller, assigning the Leaseholds to Purchaser free and clear of all claims, liens and encumbrances except for the Permitted Exceptions.

     13.3 BILL OF SALE

     A warranty assignment and bill of sale, executed by Seller, assigning, conveying, and warranting to Purchaser title to the Personal Property, free and clear of all encumbrances, other than items approved by Purchaser in writing.

     13.4 ASSIGNMENT OF PERMITS

     To the extent any Governmental Permits or Permits are assignable, an assignment, executed by Seller, to Purchaser of all of Seller's right, title and interest in and to the Governmental Permits or Permits, together with executed copies, applications, forms, and other documents as may be necessary to fully effectuate the transfer of the same to Purchaser as herein contemplated and provided that Purchaser shall have all permits and licenses required to operate the Restaurants.

     13.4.1 LIQUOR PERMITS. Among the permits and licenses to be assigned and transferred with respect to the operation of the Properties and the conduct of Seller's business are the liquor permits issued to Seller by the local liquor authorities. At the Closing, Seller shall cause to be executed and delivered to Purchaser or Purchaser's nominee an instrument in form reasonably satisfactory to Purchaser that issues, assigns, conveys, or transfers to Purchaser all of Seller's rights and interests in, under, and to each of the liquor permits and such written authorization or consent from any governmental agency having jurisdiction recognizing and approving such transfer. If liquor permits for all of the Properties are not lawfully transferred or issued to Purchaser on or prior to Closing, Purchaser shall have the rights set forth in Section 12.12. Purchaser shall proceed promptly and diligently and use reasonable efforts to obtain approval of the transfer of the existing liquor permits or issuance of new permits in accordance with law and Purchaser's past practices. Purchaser shall deliver a copy of all liquor permit filings to Seller.

     13.5 ASSIGNMENT OF INTANGIBLE PERSONAL PROPERTY

     An assignment executed by Seller, to Purchaser of all right, title, and interest of Seller and its agents in and to the Intangible Properties executed by Seller.

     13.6 ASSIGNMENT OF OPERATING CONTRACTS

     An Assignment executed by Seller to Purchaser of those of the Operating Contracts that are to be assumed by Purchaser, in which Seller agrees to indemnify, protect, defend, and hold Purchaser harmless from and against any and all claims, damages, losses, costs, and expenses (including attorney fees) that arise in connection with the Operating Contracts and relate to the time period prior to Closing.

     13.7 ORIGINAL DOCUMENTS

     To the extent not previously delivered to Purchaser, original copies of the Operating Contracts, Governmental Permits and Permits.

     13.8 KEYS

     All keys used in connection with the Properties, tagged for identification.

     13.9 TITLE POLICY

     The title policy (or a "marked-up" Title Commitment) issued by the Title Company, dated as of the Closing Date, in such amounts and containing non-imputation, creditor's rights exception, zoning and such other endorsements as may be reasonably requested by Purchaser in order to obtain the benefits of the title insurance, ownership, current use and occupancy of the Properties.

     13.10 RESOLUTIONS AND CERTIFICATES

     A certified resolution authorizing Seller to enter into and perform this Agreement and to perform Seller's obligations hereunder.

     At Closing, a certificate of Seller signed by a senior officer, dated the Closing Date, certifying that all of the representations and warranties of Seller contained in this Agreement are true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

     13.11 CLOSING STATEMENT

     A counterpart, executed by Seller, of a closing statement conforming to the proration and other relevant provisions of this Agreement.

     13.12 RECORDS

     To the extent not previously delivered to Purchaser, original copies of all Records (including, without limitation, all ledgers) pertaining to the Restaurants.

     13.13 CERTIFICATE OF NON-FOREIGN STATUS

     Seller shall deliver a Certificate of Non-Foreign Status in form satisfactory to Purchaser's counsel.

     13.14 AFFIDAVITS AND INDEMNITIES

     Affidavits and indemnities reasonably required by Purchaser or the Title Company to establish the authority and capacity of Seller to consummate the transaction described herein and to cause the Title Company to issue the policies including endorsements.

     13.14.1 AFFIDAVIT OF TITLE. By Seller to Purchaser, Seller's affidavit of title in form and content as customary in the county in which the Properties is located.

     13.15 SUB-TENANT ESTOPPEL AND CONSENT.

     By Seller to Purchaser, an estoppel from Friendly's in the form of Schedule
9.9. with the following additional paragraph: "Friendly's has no right to consent to the assignment to Lone Star nor to any further assignment of the lease."

     13.16 WARRANTY ASSIGNMENT

     By Seller to Purchaser, a general assignment to Purchaser of all warranties that exist as to equipment, Personal Property, or structural components of the building that have not expired by lapse of time.

     13.17 LANDLORD'S CONSENTS

     By Seller to Purchaser, a consent signed and delivered by each of the landlords for the Leaseholds, or if in Purchaser's judgment such consent is not required by the terms of the lease, then a copy of a written notice to such landlord signed and sent by Seller given within the time requirements of the lease but not less than thirty (30) days prior to Closing and such other evidence reasonably requested by Purchaser to comply with the terms of each of the Leaseholds governing assignments. If all of the landlord consents are not obtained prior to Closing, Purchaser shall have the rights set forth in Section
12.12. Purchaser's assignee shall represent to each landlord that the assignee
(i) shall spend at least $750,000 in improving and renovating the Restaurant located on such landlord's premises and (ii) shall have a minimum net worth of $1,000,000 at closing.

     13.18 NON-DISTURBANCE AGREEMENTS

     By Seller to Purchaser, a written agreement executed by each of the landlords of the Leaseholds and any holder of a mortgage on the real property demised under the Leaseholds for which Purchaser directs Seller to request such an agreement from the landlord, in which such mortgagee agrees not to disturb Purchaser's tenancy in the event of foreclosure in form and on terms satisfactory to Purchaser provided that to the extent any existing non-disturbance agreement is satisfactory to Purchaser and is assignable by its terms, then a new agreement shall not be required and further provided that it shall not be a condition to Closing to obtain such non-disturbance agreements and Seller shall be required to deliver such agreements only to the extent the landlord complies with the request.

     13.19 TRANSFER TAX RETURNS

     Each party shall execute and deliver such transfer tax returns as may be required for the transfer of the Real Properties or the Leaseholds. The parties agree that the allocations to the real property portion of the Purchase Price on
Schedule 4.2 approximates the fair market value of the interest in realty transferred.

     13.20 OTHER DOCUMENTS

     Such other documents and instruments as are contemplated hereunder or as may reasonably be required by Purchaser, its counsel, or the Title Company and necessary to consummate this transaction and to otherwise effect the agreements of the parties hereto.

     PURCHASER'S RESPONSIBILITIES

     At Closing, Purchaser shall deliver to Seller:

     13.21 PURCHASE PRICE

     The full Purchase Price, plus or minus prorations and other adjustments hereunder, in the amount provided in this agreement by certified check or wire transfer.

     13.22 ASSUMPTION OF LEASES

     By Purchaser to Seller, an assumption of the lessee's interest under the Leaseholds in the form attached as Schedule 2.4.

     13.23 CLOSING STATEMENT

     A counterpart, executed by Purchaser, of a closing statement conforming to the proration and other relevant provisions of this Agreement.

     13.24 ASSUMPTION OF OPERATING CONTRACTS

     An assumption executed by Purchaser in which Purchaser agrees to assume the Operating Contracts to be assumed by it, subject to the agreement of Seller to indemnify, protect, defend, and hold Seller harmless from and against any and all claims, damages, losses, costs and expenses (including attorney fees) that arise in connection with the assigned Operating Contracts and relate to the time period before the Closing.

     13.25 RESOLUTIONS

     Certified resolution authorizing Purchaser to enter into and perform this Agreement and to perform Purchaser's obligations hereunder.

     13.26 AFFIDAVITS

     Affidavits reasonably required by the Title Company to establish the authority or capacity of Purchaser to consummate the transaction described herein.

     13.27 OTHER DOCUMENTS

     Such other documents and instruments as are contemplated hereunder or as may reasonably be required by Seller, its counsel, or the Title Company and necessary to consummate this transaction and to otherwise effect the agreements of the parties hereto.

     SECTION 14 CLOSING EXPENSES

     14.1 CLOSING EXPENSES

     Seller shall pay the survey costs, recording fees, all escrow fees, any transfer, stamp or documentary taxes and fees to the landlords of the Leaseholds except for the reasonable fees charged by the landlords of the Renegotiated Leaseholds. Purchaser shall pay the cost of the sales tax on the Personal Property, title policy, and the reasonable fees charged by the landlords of the Renegotiated Leaseholds.

     14.2 BROKERAGE FEES

     Seller and Purchaser each warrant to the other that each has dealt with no broker, salesman, finder, or consultant


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



with respect to this Contract or the sale contemplated herein. Each party shall be responsible for the costs of their respective financial advisors. Except as provided above, each shall indemnify, protect, defend, and hold the other harmless from and against all claims, losses, costs, expenses, and damages (including attorney fees) resulting from a breach of the foregoing warranty.

     SECTION 15 EMINENT DOMAIN AND RISK OF LOSS

     15.1 EMINENT DOMAIN

     In the event of the institution of any proceedings, judicial, administrative, or otherwise, relating to the taking of a portion of any of the Properties by eminent domain, or condemnation, prior to closing, which taking materially interferes with the current use or operation of the Property, Purchaser shall have the right (a) to terminate this Contract, which right shall be exercised within fifteen (15) days after notice of condemnation or proposed taking is received by Purchaser, whereupon the parties shall be released from any further obligations hereunder, or (b) elect to close this transaction, in which event there shall be no reduction in the Purchase Price, except that Purchaser shall be entitled to receive the award as a result of such taking.

     15.2 RISK OF LOSS

     If any of the Properties or any part thereof shall be damaged or destroyed by fire or other casualty prior to the Closing, and such damage shall not have been repaired or reconstructed prior to Closing in a good and workmanlike manner to the reasonable satisfaction of Purchaser, and the cost of repair of such damage exceeds $75,000, Purchaser may, at its option, (a) receive the proceeds of any insurance payable in connection therewith, under Seller's insurance policy or policies, and thereupon remain obligated to perform this Agreement, or
(b) terminate this Contract, which option shall be exercised within fifteen (15) days after notice of the fire or other casualty is received by Purchaser, whereupon the parties shall be released from any further obligations hereunder. Seller agrees to advise Purchaser of the present insurance coverage upon each of the Properties, to keep said policy or policies in full force and effect through the Closing Date, and to advise Purchaser promptly of any damage to any of the Properties by any loss or casualty.

     SECTION 16 ASSIGNMENT, SUCCESSORS, AND HEIRS

     This Contract may not be assigned prior to the Closing Date by either party without the prior written consent of the other, except that Purchaser shall have the right to assign its interest in this Contract to one or more corporations or limited liability companies organized by Purchaser or Purchaser's affiliates. Such assignments by Purchaser shall not relieve Purchaser of its obligations hereunder. Purchaser specifically agrees that notwithstanding any assignment, Purchaser shall indemnify Seller from any default under the Leaseholds arising from and after the Closing Date and shall guaranty the assignee's obligations under the assumption agreement to be executed and delivered by the assignee. Subject to the foregoing provisions, this Contract shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     SECTION 17 GENERAL CLAUSES

     17.1 BENEFIT

     This Agreement is for the benefit only of the parties hereto or their nominees, successors, beneficiaries, and assigns, and no other person or entity shall be entitled to rely hereon, receive any benefit herefrom, or enforce against any party hereto any provision hereof.

     17.2 BINDING AGREEMENT

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns, and shall constitute the entire agreement among the parties.

     17.3 BUSINESS DAY

     If any date herein set forth for the performance of any obligations by Seller or Purchaser or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday, or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday, or legal holiday. As used herein, the term "legal holiday" means any state or federal holiday for which financial institutions or post offices are generally closed in the States of Texas or New York.

     17.4 CONTROLLING LAW

     This Contract shall be interpreted in accordance with the laws of the State of New York. New York law shall govern the marketability standard referred in
Section 8.1.5.

     17.5 ENTIRE AGREEMENT

     17.5.1 This Contract constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior or contemporaneous oral


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



agreements, understandings, representations, and statements are merged into this Agreement. Neither this Contract nor any provisions hereof may be waived, modified, amended, discharged, or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in such instrument.

     17.5.2 This Contract may be executed in one or more counterparts, and all so executed shall constitute one contract, binding on all the parties hereto, notwithstanding that all of the parties are not signatory to the same counterpart.

     17.5.3 WAIVER. No modification or amendment of this Contract shall be of any force or effect unless it is in writing and executed by both Seller and Purchaser.

     17.6 HOLD HARMLESS AND INDEMNITY

     Seller agrees to indemnify and hold harmless Purchaser from and against all claims, damages, losses, and expenses, including reasonable legal fees and other costs, arising from any and all liability, loss, or damage Purchaser may suffer as a result of claims, demands, costs, or judgments against it arising from or in any way connected with any accident, action, or incident of whatever nature occurring during the period of Seller's ownership of the Properties or from a breach of a representation, warranty or covenant by Seller contained herein; and Purchaser agrees to indemnify and hold harmless Seller from and against all claims, damages, losses, and expenses, including reasonable legal fees and other costs, arising from any and all liability, loss, or damage Seller may suffer as a result of claims, demands, costs, or judgments against it arising from or in any way connected with any accident, action, or incident of whatever nature during the period of Purchaser's ownership of the Properties or from a breach of a representation, warranty or covenant by Purchaser contained herein.

     17.7 NOTICES

     Any notice or election that may be or is required to be given pursuant to the provisions of this Agreement shall be sufficiently served if sent by certified or registered U.S. Mails, postage prepaid, return receipt requested and addressed as follows:

     As to Purchaser:    Lone Star Steakhouse & Saloon, Inc.
                         224 East Douglas, Suite 700
                         Wichita, Kansas 67202
                         Attn: Gerald Aaron
                         Vice President and General Counsel
                         with a copy to:

                         Olshan Grundman Frome
                           & Rosenzweig LLP
                         505 Park Avenue
                         New York, NY 10022
                         Attn: Steven Wolosky, Esq.

     As to Seller:       The Ground Round, Inc.
                         35 Braintree Hill Office Park
                         Braintree, Massachusetts 02184-9078
                         Attn: Michael Jorgensen or
                               Robin L. Moroz, Esq.

     With a copy to:     Kane Kessler P.C.
                         1350 Avenue of the Americas
                         New York, New York 10019
                         Attn: Jeffrey S. Tullman, Esq.


     17.7.1 NOTICE DEEMED SERVED. Any properly mailed notice shall be deemed to have been served as of its posting for purposes of establishing that the sending party complied with this Contract's applicable time limitations.

     17.7.2 The attorney for a party may send notices on behalf of such party.

     SECTION 18 PUBLICITY

     Simultaneously with the execution of this Contract the parties have approved the text of a press release to be issued by each of the parties. Thereafter each party may issue press releases as may be required by law. Copies of all press releases shall be given to the other party promptly after issuance.


GROUND ROUND HOLDINGS, INC.

By: /s/ Christian R. Guntner
   --------------------------

THE GROUND ROUND, INC.                            LONE STAR STEAKHOUSE &
                                                  SALOON, INC.

By: /s/ Christian R. Guntner                      By: /s/ John D. White
   --------------------------                        --------------------------


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